UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2016

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31539 (Commission File Number)	41-0518430 (IRS Employer Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Underwriting Agreement

On August 8, 2016, SM Energy Company (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company, and the purchase by the Underwriters, of 18,400,000 shares (including 2,400,000 shares to be sold pursuant to their option to purchase additional shares) of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price to the public of $30.00 per share of Common Stock (the “Stock Offering”). The Stock Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-203936), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), as supplemented by a prospectus supplement dated August 8, 2016, filed by the Company with the Commission on August 9, 2016 pursuant to Rule 424(b)(5) of the Securities Act (the “Prospectus Supplement”). Pursuant to the Common Stock Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,400,000 shares of Common Stock at the public offering price, less the underwriting discount, which option was exercised by the Underwriters in full on August 10, 2016. The Stock Offering closed on August 12, 2016.

The Company intends to use the net proceeds from the Stock Offering as described in the Prospectus Supplement under the caption “Use of Proceeds,” which includes to pay a portion of the purchase price of its recently announced acquisition of all of the outstanding membership interests of any entity holding undeveloped leasehold interests, producing wells and associated infrastructure assets in the Midland Basin of west Texas from Rock Oil Holdings LLC. If the acquisition does not close, the Company intends to use the net proceeds for general corporate purposes.

Pursuant to the Common Stock Underwriting Agreement, the Company agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. A copy of the Common Stock Underwriting Agreement is referenced as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing description of the terms of the Common Stock Underwriting Agreement is qualified in its entirety by reference to this exhibit. A copy of the legal opinion and consent of Holland and Hart LLP relating to the Common Stock issued and sold in the Stock Offering is referenced as Exhibit 5.1 hereto.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business for which they received or will receive customary fees and expense reimbursement.  Affiliates of each of the Underwriters are lenders under our credit agreement and certain of the Underwriters under the Common Stock Underwriting Agreement are also serving as Notes Underwriters in the Notes Offering described below.

Senior Convertible Note Underwriting Agreement

On August 8, 2016, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, acting as representatives of the several underwriters named therein (the “Notes Underwriters”) providing for the issuance and sale by the Company (the “Notes Offering,” and together with the Stock Offering, the “Offerings”) of $172.5 million in aggregate principal amount (including $22.5 million in aggregate principal amount to be sold pursuant to their option to purchase additional notes) of the Company’s 1.50% Senior Convertible Notes due 2021 (the “Notes”). The Notes Offering was registered under the Securities Act, pursuant to the Registration Statement filed with the Commission, as supplemented by a prospectus supplement dated August 8, 2016, filed by the Company with the Commission on August 9, 2016 pursuant to Rule 424(b)(5) of the Securities Act (the “Notes Prospectus Supplement”). Pursuant to the Notes Underwriting Agreement, the Company granted the Notes Underwriters a 30-day option to purchase up to an additional $22.5 million in aggregate principal amount of Notes at the public offering price, which option was exercised by the Notes Underwriters in full on August 10, 2016. The Notes Offering closed on August 12, 2016.

The Company intends to use the net proceeds from the Notes Offering, as described in the Notes Prospectus Supplement under the caption “Use of Proceeds,” which includes to pay the cost of capped call transactions entered into in connection with the Notes Offering and to use the remainder to pay a portion of the purchase price of its recently announced acquisition of all of the outstanding membership interests of any entity holding undeveloped leasehold interests, producing wells and associated infrastructure assets in the Midland Basin of west Texas from Rock Oil Holdings LLC. If the acquisition does not close, the Company intends to use the remainder of the net proceeds for general corporate purposes.

Pursuant to the Notes Underwriting Agreement, the Company agreed, among other things, to indemnify the Notes Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Notes Underwriters may be required to make in respect of those liabilities. A copy of the Notes Underwriting Agreement is referenced as Exhibit 1.2 hereto and is incorporated by reference herein. The foregoing description of the terms of the Notes Underwriting Agreement is qualified in its entirety by reference to this exhibit.

The Notes Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. Affiliates of each of the Notes Underwriters under the Notes Underwriting Agreement are lenders under our credit agreement, an affiliate of one of the Notes Underwriters is an affiliate of the Trustee (as defined below) and certain of the Notes Underwriters are also serving as Underwriters in the Stock Offering described above.

Second Supplemental Indenture for the Notes

On August 12, 2016, the Company entered into the Second Supplemental Indenture relating to the Notes (the “Supplemental Indenture” and, together with the base indenture dated as of May 21, 2015 (the “Base Indenture”), the “Indenture”), with U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), governing the Notes.

The Notes bear interest at a rate of 1.50% per annum, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2017. The Notes mature on July 1, 2021, unless earlier repurchased or converted. Holders may convert the Notes at their option at any time prior to the close of business on the business day immediately preceding January 1, 2021 only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2016, if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (e) upon the occurrence of specified corporate events. On or after January 1, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of the Company’s common stock, at the Company’s election.

The conversion rate will initially be 24.6914 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $40.50 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a fundamental change, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture governing the Notes contains customary events of default with respect to the Notes, including that upon certain events of default occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company, may (subject to the provisions of the Indenture) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Copies of the Base Indenture and the Supplemental Indenture are referenced as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

A copy of the legal opinions and consents of Holland and Hart LLP and Mayer Brown LLP relating to the Notes issued and sold in the Notes Offering are referenced as Exhibits 5.2 and 5.3 hereto, respectively.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into capped call transactions with affiliates of the Underwriters and the Notes Underwriters (the “Option Counterparties”). The aggregate cost of the capped call transactions entered into in connection with the pricing of the Notes was approximately $20.9 million. The Company and the Option Counterparties entered into additional capped call transactions on August 10, 2016 in connection with the Underwriters’ exercise of their option in full at an aggregate cost of approximately $3.1 million.

The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise of the options that are a part of the capped call transactions, but the Company will be entitled to receive from them a number of shares of Common Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Common Stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of the Common Stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during the measurement period at the maturity of the capped call transactions, the number of shares of Common Stock, the amount of cash or combination thereof that the Company expects to receive upon exercise of the options that are a part of the capped call transactions will have a per-option value equal to the amount by which the cap price exceeds the strike price of the capped call transactions.

The capped call transactions are separate transactions entered into by the Company and the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes do not have any rights with respect to the capped call transactions.

Copies of the Capped Call Confirmations governing the capped call transactions executed by the Company and each Counterparty are referenced as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference. The foregoing description of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.01                                           Regulation FD Disclosure.

In accordance with General Instruction B.2. of Current Report on Form 8-K, the following information, including Exhibits 99.1 and 99.2, are deemed “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Press Release Regarding Pricing of Stock Offering

On August 8, 2016, the Company issued a press release announcing the pricing of the Stock Offering.  A copy of the press release is furnished hereto as Exhibit 99.1.

Press Release Regarding Pricing of Notes Offering

On August 8, 2016, the Company issued a press release announcing the pricing of the Notes Offering.  A copy of the press release is furnished hereto as Exhibit 99.2.

Item 8.01                                           Other Events.

In connection with the Stock Offering and the Notes Offering, the Company is filing the opinions of Holland & Hart LLP and Mayer Brown LLP as part of this Current Report that is to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-203936). The opinions of Holland & Hart LLP are filed herewith as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K. The opinion of Mayer Brown LLP is filed herewith as Exhibit 5.3 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits referenced or incorporated herein include and reference forward-looking statements, including but not limited to those regarding the intended use of proceeds from the Offerings. These statements may also relate to the Company’s business strategy, goals and expectations concerning its market position, future operations, margins and profitability. Forward-looking statements may use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “forecast” and similar terms and phrases to identify forward-looking statements, and include the assumptions that underlie such statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, there can be no assurance that the results implied or expressed in such forward-looking statements or information or the underlying assumptions will be realized and that actual results of operations or future events will not be materially different from the results implied or expressed in such forward-looking statements or information. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the acquisition; the possibility of litigation (including related to the acquisition); unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the Company’s products, which is subject to many factors, including uncertain global economic and industry conditions, and natural gas and oil prices generally; state and federal environmental, economic, health and safety, energy and other policies and regulations, including those related to climate change and any changes therein, and any legal or regulatory investigations, delays or other factors beyond the control of the Company; and other risks described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this communication speak only as of the date of this communication. Under no circumstances should the inclusion of the forward-looking statements or information be regarded as a representation, undertaking, warranty or prediction by the Company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the Company will achieve or is likely to achieve any particular results.

The forward-looking statements or information are made as of the date hereof and the Company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements or information, whether as a result of new information, future events or otherwise. Recipients are cautioned that forward-looking statements or information are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements or information due to the inherent uncertainty therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated August 8, 2016, by and among SM Energy Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

1.2

Underwriting Agreement, dated August 8, 2016, by and among SM Energy Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Base Indenture, dated as of May 21, 2015, by and between SM Energy Company and U.S. Bank National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of August 12, 2016, by and between SM Energy Company and US Bank, National Association, as trustee.

5.1	Opinion of Holland & Hart LLP.

5.2	Opinion of Holland & Hart LLP.

5.3	Opinion of Mayer Brown LLP.

10.1	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and Wells Fargo Bank, National Association.

10.2	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and Bank of America, N.A.

10.3	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and JPMorgan Chase Bank, National Association.

10.4	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and Wells Fargo Bank, National Association.

10.5	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and Bank of America, N.A.

10.6	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and JPMorgan Chase Bank, National Association.

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.3 hereto).

99.1	Press Release, dated August 8, 2016, entitled “SM Energy Announces Pricing of Upsized Common Stock Offering.”

99.2	Press Release, dated August 8, 2016, entitled “SM Energy Prices Upsized $150,000,000 Public Offering of Senior Convertible Notes Due 2021.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: August 12, 2016	By:	/s/ David W. Copeland
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS INDEX

Exhibit Number	Description

1.1

Underwriting Agreement dated August 8, 2016 among SM Energy Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

1.2

Underwriting Agreement dated August 8, 2016 among SM Energy Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Base Indenture, dated as of May 21, 2015, by and between SM Energy Company and U.S. Bank National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of August 12, 2016, by and between SM Energy Company and US Bank, National Association, as trustee.

5.1	Opinion of Holland & Hart LLP.

5.2	Opinion of Holland & Hart LLP.

5.3	Opinion of Mayer Brown LLP.

10.1	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and Wells Fargo Bank, National Association.

10.2	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and Bank of America, N.A.

10.3	Call Option Confirmation, dated August 8, 2016, by and between SM Energy Company and JPMorgan Chase Bank, National Association.

10.4	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and Wells Fargo Bank, National Association.

10.5	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and Bank of America, N.A.

10.6	Call Option Confirmation, dated August 10, 2016, by and between SM Energy Company and JPMorgan Chase Bank, National Association.

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.3 hereto).

99.1	Press Release, dated August 8, 2016, entitled “SM Energy Announces Pricing of

Upsized Common Stock Offering.”

99.2	Press Release, dated August 8, 2016, entitled “SM Energy Prices Upsized $150,000,000 Public Offering of Senior Convertible Notes Due 2021.”